AGREEMENT OF PURCHASE AND
                     SALE OF REAL PROPERTY
                    AND ESCROW INSTRUCTIONS
                       TABLE OF CONTENTS

                                                             PAGE

1.   Parties                                                    1

2.   Recitals                                                   1

3.   Agreement to Purchase and Sell Property                    1

4.   Purchase Price and Terms                                   1
         4.1                      Payment of Purchase Price     1
         4.2                             RELEASE OF DEPOSIT     2

5.   Escrow; Closing Date                                       2
         5.1                              Opening of Escrow     2
         5.2                                Close of Escrow     2
         5.3                          Termination of Escrow     2
         5.4                 No Liability for Escrow Holder     3
         5.5                         No Withdrawal of Funds     3

6.   Representations and Warranties of Buyer                    3

7.   Representations and Warranties of Seller                   4
         7.1                       Seller's Representations     4
         7.2                               AS-IS Conveyance     5
         7.3        No Additional Representations by Seller     6
         7.4                                        Release     7
         7.5       Breach of Representations and Warranties     7
         7.6                        Limitation on Liability     7

8.   Representations and Warranties of Seller and
        Buyer Regarding Brokers                                 7
         8.1                                        Brokers     7
         8.2                             Broker's Indemnity     7

9.   Contingencies                                              8
         9.1                          Condition of Property     8
         9.2                                          Title     8
         9.3                               Tenant Estoppels     9

10.  Maintenance of the Property                               10

11.  Covenant to Convey; Title Insurance                       10
        11.1                           Conveyance of Title     10
        11.2                                  Title Policy     10

12.  Deliveries                                                10
        12.1                           Seller's Deliveries     10
        12.2                            Buyer's Deliveries     11
        12.3                    Escrow Holder's Deliveries     11

13.  Prorations, Costs                                         11
        13.1                                    Prorations     11
        13.2                                         Costs     12
        13.3                             Cancellation Fees     12

14.  Conditions Precedent                                      12

15.  Cooperation Regarding Tax-Deferred Exchange               13

16.  Casualty; Condemnation                                    13
        16.1                                Partial Damage     14
        16.2               Material Damage or Condemnation     14

17.  Liquidated Damages                                        14

18.  Notices                                                   14

19.  Further Assurances                                        15

20.  Indemnification                                           15
        20.1                       Buyer's Indemnification     15
        20.2                            Seller's Indemnity     16

21.  Attorneys' Fees                                           16

22.  Miscellaneous Provisions                                  16
        22.1                              Entire Agreement     16
        22.2                            Partial Invalidity     16
        22.3                           No Waiver of Breach     17
        22.4                                    Amendments     17
        22.5                          Waiver of Conditions     17
        22.6                        Successors and Assigns     17
        22.7                                      Survival     17
        22.8                                          Time     17
        22.9                                      Remedies     17
        22.10     Meaning of Certain Words                     17
        22.11     California Law                               17
        22.12     Headings and Labels                          17
        22.13     Counterparts                                 17
        22.14     Exhibits                                     17
        22.15     Construction                                 18
        22.16     Performance                                  18
        22.17     No Third Party Beneficiaries                 18
        22.18     Partial Invalidity                           18
        22.19     Limitation of Liability of Buyer and Seller  18
        22.20     Assignment.                                  18
        22.21     Audit Rights                                 18


                   AGREEMENT OF PURCHASE AND
                     SALE OF REAL PROPERTY
                    AND ESCROW INSTRUCTIONS

1. Parties. This Agreement of Purchase and Sale of Real Property and Escrow Instructions ("Agreement") dated for identification purposes August 6, 1997 is made and entered into by and between South Spalding Associates, L.L.C., a Delaware limited liability company, ("Seller") and Arden Realty Limited Partnership, a Maryland limited partnership ("Buyer").

2.   Recitals.

     2.1 Seller is the owner of that certain real property (the "Land") which is located at 120 South Spalding Drive, Beverly Hills, California and is more particularly described on Exhibit "A" attached hereto. The Land is improved with a commercial office building containing approximately 62,700 square feet (the "Improvements").

     2.2 The Land and the Improvements, and all fixtures which have attached to the Land and the Improvements are herein collectively referred to as the "Property." As used herein the term "Property" shall also include all right, title and interest of Seller in and to (i) all streets, alleys, easements, and rights of way in, on, across, in front of, abutting or adjoining the Property; (ii) all oil, gas and hydrocarbons under the surface of the Property; (iii) all rights as landlord under any leases (the "Leases") for the Property; (iv) all water and water rights pertaining to the Property; (v) all licenses, permits, approvals, dedications and entitlements issued, approved or granted by governmental authorities or otherwise in connection with the Improvements or the use thereof; and (vi) all furniture, apparatus, equipment and machinery, if any, owned by Seller and which is attached to or appurtenant to the Improvements, as more particularly described on Exhibit AB@ attached hereto and incorporated herein by reference (the "Personal Property").

     2.3 Seller desires to sell the Property to Buyer and Buyer desires to purchase the Property from Seller upon and subject to the terms and conditions set forth below.

3. Agreement to Purchase and Sell Property. Seller hereby agrees to sell the Property to Buyer and Buyer hereby agrees to purchase the Property from Seller on the terms and conditions of this Agreement.

4.   Purchase Price and Terms.

     4.1 Payment of Purchase Price. The purchase price for the Property (the "Purchase Price") shall be Eleven Million One
Hundred Thousand  Dollars ($11,100,000), payable as follows:

          1. On or before the Contingency Date (as defined below), Buyer shall deposit with Escrow Holder immediately available funds in the amount of Two Hundred Thousand Dollars ($200,000) (the "Deposit") which shall be applied toward the Purchase Price upon the Close of Escrow.
          1.

          2. Buyer shall deposit with Escrow Holder no later than one (1) day prior to the Closing Date immediately available funds in the amount of the balance of the Purchase Price.

     4.2 RELEASE OF DEPOSIT. BUYER HEREBY AUTHORIZES AND INSTRUCTS ESCROW HOLDER TO RELEASE THE ENTIRE DEPOSIT TO SELLER UPON RECEIPT THEREOF. BUYER FULLY UNDERSTANDS THAT NO FURTHER WRITTEN INSTRUCTIONS WILL BE REQUIRED BY ESCROW HOLDER TO RELEASE THE DEPOSIT. THE RELEASE OF THE DEPOSIT IS WITHOUT LIABILITY OR RECOURSE TO ESCROW HOLDER. BUYER=S FAILURE TO TIMELY DELIVER THE DEPOSIT AND CAUSE THE SAME TO BE RELEASED TO SELLER SHALL BE DEEMED BUYER=S ELECTION TO TERMINATE THIS ESCROW. IF BUYER DELIVERS THE DEPOSIT ON OR BEFORE THE CONTINGENCY DATE, BUYER SHALL BE DEEMED TO HAVE IRREVOCABLY WAIVED ALL CONDITIONS SET FORTH IN ARTICLE 9. IN SUCH EVENT, THE DEPOSIT SHALL BELONG TO SELLER, SHALL BE NON-REFUNDABLE AND SHALL BE APPLIED AGAINST THE PURCHASE PRICE AT CLOSING OR RETAINED BY SELLER AS LIQUIDATED DAMAGES PURSUANT TO PARAGRAPH 17 BELOW; PROVIDED, HOWEVER, IF ESCROW FAILS TO CLOSE FOR ANY REASON OTHER THAN BUYER=S DEFAULT, BUYER SHALL BE ENTITLED TO A REFUND OF THE DEPOSIT.

               /s/ VJC                   /s/RMP
               BUYER'S INITIALS         SELLER'S INITIALS

5.   Escrow; Closing Date.

     5.1 Opening of Escrow. A copy of this Agreement executed by the parties shall be deposited in an escrow ("Escrow") with Commerce Escrow Company, 1545 Wilshire Blvd., Suite 600, Los Angeles, California 90017 ("Escrow Holder"), and shall serve as the escrow instructions, together with such further instructions, if any, as the parties shall provide by written agreement. The parties agree to execute such further escrow instructions as Escrow Holder may require as long as Escrow Holder shall not require the imposition of any additional obligations or liabilities on the parties. Such further instructions shall not modify the provisions of this Agreement unless otherwise expressly set forth therein. Escrow shall be deemed "opened" on the date Escrow Holder accepts this Agreement in writing or as of the date fully executed counterparts of any further escrow instructions required by Escrow Holder are deposited, whichever occurs first. The parties agree to perform all acts necessary to open Escrow within three (3) business days of the execution of this Agreement. Escrow Holder shall promptly give Buyer and Seller written notice of its acceptance of this Agreement and of the date on which Escrow has opened.

     5.2 Close of Escrow. The terms "Close of Escrow" and "Closing Date" shall mean that date on which the conveyance of the Property to Buyer shall be consummated by the recording of the Grant Deed, which date shall be on or before August 20, 1997.

     5.3 Termination of Escrow. If Escrow Holder is unable to close Escrow by the Closing Date in compliance with this Agreement, Escrow Holder shall hold the Escrow open and effect closing as soon as it is able to do so in compliance with this Agreement unless Escrow Holder receives a written demand to terminate Escrow from either Buyer or Seller, whereupon Escrow Holder shall send a copy of such demand to the other party. If the other party does not object to the termination of Escrow within five (5) business days of its receipt of such demand, then Escrow Holder shall terminate Escrow and return all of the documents and funds then held by Escrow Holder to the party who has deposited the same. If the other party objects to the termination of Escrow within such five (5) day period, then Escrow Holder shall not terminate Escrow but shall hold such documents and funds then held by Escrow Holder until Escrow Holder shall have received instructions signed by both parties with respect to such funds and documents. At any time after one party makes written demand for the termination of Escrow and the other party objects thereto, Escrow Holder may deposit all documents and funds then held by Escrow Holder in a court of competent jurisdiction and, after giving written notice of the same to Buyer and Seller, Escrow Holder's obligations hereunder shall terminate.

     5.4 No Liability for Escrow Holder. Escrow Holder is not to be held liable for the sufficiency or correctness as to form, manner of execution or validity of any instruments deposited with Escrow Holder, as to the identity, authority or rights of any person executing the same, nor for any failure to comply with any of the provisions of any agreement, contract or other instrument referred to in this Agreement. Escrow Holder's duties hereunder shall be limited to the safekeeping of any documents or monies received by it as Escrow Holder and for the disposition of the same in accordance with the written instructions of the parties hereto. Escrow Holder shall not be concerned with any agreements contained herein not required by Escrow Holder to close the Escrow.

     5.5 No Withdrawal of Funds. Except for the release of the Deposit, no party shall have the right to withdraw any monies or documents deposited by it with Escrow Holder prior to the Close of Escrow or the termination thereof in accordance with the terms of this Agreement.

6. Representations and Warranties of Buyer. Buyer hereby represents and warrants the following to Seller for the purpose of inducing Seller to enter into this Agreement and to consummate the transactions contemplated hereby, all of which shall be true as of the date hereof and as of the Closing Date and shall survive the Close of Escrow and conveyance of title to the Property hereunder:

          a. Buyer is a duly organized, validly existing limited partnership in good standing under the laws of the State of Maryland. Buyer has the legal power, right and authority to enter into this Agreement and the instruments and documents referenced herein, and to consummate the transaction contemplated hereby. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer hereby represent and warrant that they have the power, right and authority to bind Buyer.

          b. All requisite action has been taken by Buyer and all requisite consents have been obtained in connection with the entering into this Agreement and the instruments and documents referenced herein, and the consummation of the transaction contemplated hereby, and no consent of any other party is required.

          c. This Agreement is, and all agreements, instruments and documents to be executed by Buyer pursuant to this Agreement shall be duly executed by and are, or shall be, valid and legally binding upon Buyer and enforceable in accordance with their respective terms.

          d. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall result in a breach of or constitute a default under any agreement, document, instrument or any other obligation to which Buyer is a party or to which Buyer may be bound or affected, or under any law, statute, ordinance, rule, governmental regulation or any writ, injunction, order or decree of any court or governmental body, applicable to Buyer or to the Property.

7.   Representations and Warranties of Seller.

     7.1 Seller's Representations. Seller hereby represents and warrants the following to Buyer for the purpose of inducing Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, all of which shall be true as of the date hereof and as of the Closing Date and shall survive the closing and conveyance of title to the Property hereunder:

          a. Seller is a duly organized, validly existing limited liability company in good standing under the laws of the State of Delaware. Seller has the legal power, right and authority to enter into this Agreement and the instruments and documents referenced herein, and to consummate the transaction contemplated hereby. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller hereby represent and warrant that they have the power, right and authority to bind Seller.

          b. All requisite action has been taken by Seller and all requisite consents have been obtained in connection with the entering into this Agreement and the instruments and documents referenced herein, and the consummation of the transaction contemplated hereby, and no consent of any other party is required.

          c. This Agreement is, and all agreements, instruments and documents to be executed by Seller pursuant to this Agreement shall be duly executed by and are, or shall be, valid and legally binding upon Seller and enforceable in accordance with their respective terms.

          d. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall result in a breach of or constitute a default under any agreement, document, instrument, or other obligation to which Seller is a party or by which Seller may be bound, or under any law, statute, ordinance, rule, governmental regulation or any writ, injunction, order or decree of any court or governmental body, applicable to Seller or to the Property.

          e. Except as disclosed to Buyer, there is no claim, action, litigation, arbitration or other proceeding pending against Seller which relates to the Property or the transactions contemplated hereby and, to Seller's actual knowledge, there is currently no governmental investigation, threatened litigation or arbitration proceedings to which Seller is, or would be, a party which relates or would relate to the Property.

          f. The Property shall be sold subject to those certain Leases (the "Leases") as shown on Exhibit "C" hereto.
The Leases constitute all of the leases currently in effect at the Property and no other parties (other than the tenants named in the Leases) have any right to possession of all or any portion of the Property. Seller has previously delivered to Buyer true and complete copies of all of the Leases, and any amendments or modifications thereto. Prior to the Close of Escrow, the Leases shall not be modified or amended nor shall Seller enter into any new leases or terminate any existing Leases (or any related guaranties) without the prior written consent of Buyer, which consent shall not be unreasonably withheld. However, Buyer shall pay the broker's commissions and tenant improvement allowances payable in connection with any such new leases.

          g.   Except for the agreements (the "Service
Contracts") set forth in Exhibit "D" attached hereto, there are no contracts or other agreements which affect or will affect or which are or will be obligations of the Buyer, the Property or the Improvements after the Close of Escrow. All of the Service Contracts may be terminated without penalty or other payment upon no more than thirty (30) days notice. Seller shall not, after the date of this Agreement, modify, extend or otherwise change any of the Service Contracts or enter into any new service contracts or any other obligations or agreements affecting the Property without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

          h. There are no pending or, to Seller's actual knowledge, contemplated condemnation, annexation or other proceedings affecting the Property or any part thereof.

          i. To Seller's actual knowledge, without inquiry, the Property does not contain any Hazardous Materials except for substances and chemicals used in the ordinary operation of the Property (e.g. cleaning products, paints, toner, insecticides and normal medical uses). Hazardous Materials shall mean any flammable explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances and other related materials including without limitation any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any applicable federal, state or local laws or regulations.

          j. To Seller's actual knowledge, without inquiry, the Property is not in violation, and Seller has not received any notice of any violation of, any law, ordinance, regulation, order or requirement applicable to the Property including without limitation, requirements imposed under any recorded covenants, conditions, restrictions, easements or other rights affecting the Property.

          k. To the best of Seller=s knowledge, the operating statements and rent roll delivered to Buyer are true and complete.

     7.2 AS-IS Conveyance. Buyer expressly acknowledges and agrees: (a) Seller has previously delivered or made available to Buyer and Buyer's representatives for their review and inspection all plans, drawings, reports and other documents with respect to the Property which are in Seller's possession and which represent Seller's good faith identification, after reasonable investigation of its files, of those documents determined by Seller as likely to be of material concern to a prudent purchaser of the Property; (b) Seller is not making, has not made and expressly disclaims any representation or warranty, express or implied, that such documents delivered by Seller or made available for Buyer's review and inspection constitute all of the documents and information in Seller's files relating to the Prop erty; (c) Buyer has made (or by the Contingency Date will make) such independent factual, physical and legal examinations and inquiries as Buyer deems necessary and desirable with respect to the Property and the transaction contemplated by this Agreement;
(d) Buyer is specifically purchasing the Property on an "AS-IS WITH ALL FAULTS BASIS" and is relying solely upon Buyer's own independent factual, physical and legal investigations, examina tions and inquiries and the materials and information prepared by Buyer or by third parties at Buyer's request in determining that the Property and each portion thereof is suitable and adequate in all respects for any and all activities and uses which Buyer may elect to conduct thereon; (e) Except as provided in this Agreement, Seller is not making, has not made and expressly disclaims any representation, warranty or other assurance whatsoever with respect to the Property or any condition or feature thereof, including without limitation, any representa tion, warranty or assurance regarding the validity or accuracy of any documents (or the date contained therein) delivered by Seller to Buyer or made available for Buyer's review and inspection; (f) Buyer shall verify the accuracy and reliability of such documents and date with the third parties who prepared the same; and (g) Buyer is (or by the Contingency Date will be) fully acquainted with the nature and condition, in all respects, of the Property, including the existence or availability of all permits and approvals from governmental authorities and the soil and geology thereof. The provisions of this Paragraph 7.2 shall survive the Close of Escrow.

     7.3 No Additional Representations by Seller. Subject to Paragraph 7.1 above, neither Seller nor any of its agents, partners or employees has made and does not make any representations or warranties, whether oral or written, expressed or implied, with respect to: (i) any physical or environmental aspect or condition of the Property or any part thereof (including, without limitation, the presence of any hazardous materials); (ii) any dimension or specifications of the Property or any part thereof, including, without limitation, the square footage or rentable area of the improvements or the number or sufficiency of parking spaces on or about the Property; (iii) feasibility, desirability, suitability, habitability or convertibility of the Property and any part thereof into or for any particular use or purpose; (iv) the zoning, building or land use restrictions applicable to the Property or any part thereof;
(v) the leases, the tenants, or the project income or expenses, if any, for the Property; (vi) soil, seismic or other geological conditions effecting the Property or any part thereof with any applicable laws, rules or regulations, including, without limitation, use permits, building codes, fire and safety codes and handicapped access codes and regulations (including, without limitation, the Americans With Disabilities Act); (vii) the availability or unavailability of governmental, quasi-governmental or other permits, approvals, licenses, or entitlements, if any, in any way relating to the Property or any part thereof; (viii) the operability, adequacy, state of repair or useful life of any fixture, equipment, machinery or other apparatus of the Property; (ix) restrictions on hours of operation, parking, types of tenants and uses, signage, architectural and other limitations imposed by zoning, use permits and other restrictions effecting the Property; and (x) any other matter of any nature whatsoever relating in any way to the Property or to any of the documents delivered by Seller to Buyer.

     7.4  Release.  Except as otherwise set forth in Paragraph
7.1 above, as of the Close of Escrow, Buyer fully releases and discharges Seller from and relinquishes all rights, claims and actions that Buyer may have against Seller which arise out of or are in any way connected with the Property at Closing, including but not limited to the existence or presence on the Property of
(i) construction, design or natural defects of any kind or nature, whether patent or latent, (ii) hazardous materials, and
(iii) violations of any federal, state or local law or regulation applicable to the physical condition of the Property. This release applies to all described rights, claims and actions, whether known or unknown, foreseen or unforeseen, present or future. Buyer specifically waives application of California Civil Code Section 1542, which provided as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."


               /s RSZ                   /s/ RMP
               Buyer's Initials         Seller's Initials

     7.5 Breach of Representations and Warranties. If prior to the Close of Escrow, Buyer learns of any fact or circumstances which makes any of Seller's representations or warranties materially untrue or misleading, Buyer's sole remedies shall be to either (i) terminate this Agreement and to receive a refund of its Deposit, it being understood that Buyer expressly waives any right to close escrow and pursue any claims against Buyer for any breach of such representations and warranties, or (ii) close Escrow and waive any such breach without any reduction in the Purchase Price.

     7.6 Limitation on Liability. The liability of Seller for breach of a representation or warranty made in this Article 7 shall terminate with respect to such representations and warranties if Buyer has not commenced an action against Seller within one (1) year after the Closing and shall otherwise be limited as set forth in this Agreement.

8.   Representations and Warranties of Seller and Buyer Regarding
Brokers.

     8.1 Brokers. Each party represents and warrants that it has not employed any brokers or finders in connection with the transactions contemplated hereby other than Grubb & Ellis
(ABroker@).

     8.2 Broker's Indemnity. Except for the commissions due Broker, which shall be paid by Buyer pursuant to a separate agreement betweenBuyer and Broker, each party shall indemnify, save, defend and hold the other party free and harmless from and against any and all obligations or liabilities to pay any real estate broker's commission, finder's fee, or other compensation to any person, firm or corporation arising from or in connection with this Agreement or the Property which results from any act or agreement of such party.

9. Contingencies. Notwithstanding anything to the contrary contained in this Agreement, Buyer's obligation to purchase the Property and to close Escrow hereunder is subject to Buyer's written approval or waiver of all of the following matters:

     9.1 Condition of Property. On or before 5:00 p.m. on August 15, 1997 (the "Contingency Date"), Buyer shall have approved or disapproved (in its sole discretion) in writing, the results of any and all inspections, tests and studies with respect to the condition of the Property which Buyer may elect to make or obtain. Buyer's failure to timely approve such results in writing and to deliver the Deposit pursuant to Section 4.1 above, shall be deemed Buyer's disapproval thereof. Upon Buyer's disapproval (or deemed disapproval) of such results, this Agreement shall terminate, and neither party shall have any further rights or obligations hereunder except for Buyer's obligations under this Paragraph 9.1 and Paragraph 21 below. The cost of any such inspections, tests and studies shall be borne entirely by Buyer. For the sole purpose of conducting such inspections, tests and studies, Buyer and Buyer's representatives shall have the right, during reasonable business hours, upon reasonable notice, to enter onto the Property. Buyer shall repair any damage to, and remove any liens against, the Property caused by such tests, inspections and studies. Buyer hereby indemnifies, defends and holds Seller harmless from and against any and all loss, cost, damage, liability and expense, including without limitation attorney's fees and costs, arising out of the entry onto the Property by Buyer or Buyer's representatives. In connection with Buyer's investigation of the Property, Seller shall make available to Buyer, upon the execution of this Agreement, all of Seller=s files relating to the Property including, without limitation, copies of all Leases, maps, plans, surveys, governmental agency documents, engineering, soils and geological studies, marketing analysis, drainage studies, operating statements, environmental studies, and similar materials which Seller has in its possession or which is reasonably available to Seller. At Close of Escrow, Seller shall assign to Buyer all of Seller's right title interest in and to the such documents.

     9.2 Title. Buyers shall, at its sole cost, obtain from First American Title Company (the "Title Company") a preliminary title report ("PTR") for the Property along with copies of all items identified as exceptions in the PTR. If Buyer elects to obtain an ALTA extended coverage policy of title insurance, Buyer shall notify Seller of such election promptly after execution of this Agreement and shall obtain a survey of the Property, at Buyer's sole cost on or before the Contingency Date. Upon receipt of such survey, Buyer shall deliver to Seller, without charge, one (1) original thereof. If Buyer elects to obtain a survey, the survey shall be sufficient to enable the Title Company to update the PTR to: (i) delete the standard survey exceptions, (ii) add any new title exceptions which are revealed by said survey and an inspection of the Property, and (iii) enable the Title Company at Closing to issue an ALTA extended owner's policy of title insurance. Buyer shall notify Seller no later than the Contingency Date of any exceptions disapproved by Buyer on either the PTR or the survey. Buyer hereby disapproves, and Seller hereby agrees to cause the Title Company to remove or insure over, all monetary liens (other than non-delinquent real property taxes) set forth in the PTR delivered to Buyer concurrently herewith. Buyer's failure to timely disapprove of the PTR and/or survey in writing shall be deemed Buyer's approval thereof. Within five (5) days after receipt of Buyer=s disapproved exceptions, Seller shall notify Buyer in writing of any disapproved title exceptions which Seller will cause to be removed or insured against prior to the Close of Escrow.
Seller=s failure to notify Buyer in writing during such period shall be deemed to be Seller=s notification of its unwillingness to remove or insure against such exceptions. With respect to such exceptions which Seller will not remove or insure against, Buyer shall then elect, by giving written notice to Seller within five (5) days thereafter to either (i) terminate this Agreement (in which case the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except for Buyer=s obligations under Paragraph 9.1 and Paragraph
21), or (ii) waive the disapproval of such exceptions, in which case the exceptions shall then be deemed to be approved. Those exceptions approved by Buyer, the standard printed exceptions in the Title Policy and such items as a correct survey and inspection of the Property would disclose shall be referred to herein as "Permitted Exceptions." If on the Closing Date, there are any liens, assessments or encumbrances that Seller is obligated to pay and discharge, Seller shall deposit with Escrow Holder sufficient monies (or authorize Escrow Holder to use the cash portion of the Purchase Price), acceptable to and required by Escrow Holder to insure the obtaining and recording of such satisfactions and the issuance of the Title Policy either free of any such liens, assessments and encumbrances, or with insurance against any loss or damage that Buyer may suffer as a result thereof.

     9.3 Tenant Estoppels. Promptly following the mutual execution of this Agreement, Seller shall prepare, and deliver to each of the tenants, written estoppel certificates in the form attached hereto as Exhibit "E" and incorporated herein by reference (the "Tenant Estoppels"). Seller shall use commercially reasonable efforts to obtain signed Tenant Estoppels from each of the existing tenants on or before the Contingency Date. If by the Contingency Date Seller has not received and delivered to Buyer a Tenant Estoppel from each existing tenant or Buyer has disapproved the content of any Tenant Estoppel, Buyer shall have the right to terminate this Agreement upon written notice to Seller on or before the Contingency Date. Buyer's failure to timely disapprove any Tenant Estoppel shall be deemed Buyer's approval thereof. Notwithstanding the following, Buyer shall not have the right to disapprove any Tenant Estoppel which is in form and substance materially the same as the form attached hereto as Exhibit "E" and which is not materially inconsistent with the rent roll and Leases delivered to Buyer and does not otherwise disclose any quarrel or disagreement with Seller. Additionally, if any Tenant Estoppel is not timely received by Buyer, Seller shall prior to the Close of Escrow, deliver to Buyer (and Buyer shall accept in lieu of a Tenant Estoppel) an estoppel certified by Seller (to Seller's actual knowledge) with respect only to the following matters: the amount of base rent payable by such tenant (and the date through which such base rent has been paid); the amount of the security deposit held by Seller; the term of such lease including options; the amount and date of the last payment of any pass-through expenses; and a representation that there are no known defaults under such Lease
(or stating any known defaults).   Such certification shall
survive the Close of Escrow for a maximum period of twelve (12) months (provided, however, if Seller subsequently delivers a Tenant Estoppel from such tenant(s) or Buyer obtains a Tenant Estoppel from such tenant(s), Seller shall thereafter be released from such certification if such Tenant Estoppel confirms the matters in the estoppel certified by Seller).

10. Maintenance of the Property. From and after the date hereof until the Close of Escrow, Seller shall maintain the Property in its present condition, normal wear and tear and damage or destruction excepted.

11.  Covenant to Convey; Title Insurance.

     11.1 Conveyance of Title. At the Close of Escrow, Seller shall convey fee simple title to the Property to Buyer by grant deed subject only to the Permitted Exceptions.

     11.2 Title Policy. On the Closing Date, Seller shall cause the Title Company to issue to Buyer the Title Company's CLTA owner's policy of title insurance (or ALTA coverage if elected by Buyer pursuant to Paragraph 9.2 above) (the "Title Policy") with a liability limit in the amount of the Purchase Price showing fee title to the Property to be vested in Buyer, subject only to the Permitted Exceptions.

12.  Deliveries.

     12.1 Seller's Deliveries. At least two (2) business days prior to the Closing Date, Seller shall deliver to Escrow Holder the following documents, fully executed and acknowledged where appropriate, and such other items as follows:

          a. A grant deed ("Grant Deed") conveying fee simple title to the Property to Buyer;

          b. A bill of sale ("Bill of Sale") substantially in the form and substance of Exhibit "F" hereto, conveying to Buyer, without representation or warranty all of the Personal Property, if any.

          c.   An Assignment and Assumption of Leases (the
"Assignment of Leases") substantially in the form and substance of Exhibit "G" hereto, assigning to Buyer all of Seller's right, title and interest as landlord under the Leases.

          d. An Assignment of Service Contracts, Intangibles, Warranties and Guarantees (the "Assignment of Service Contracts") substantially in the form and substance of Exhibit "H" hereto, assigning to Buyer all of Seller's right, title and interest in and to the Service Contracts and other property described in the Assignment of Service Contracts.

          e. An original counterpart of the Leases and all amendments thereto.

          f. Notices to the tenants under the Leases of the transfer of the Property to Buyer in form reasonably satisfactory to the parties (including a certification that the security deposit, if any, has been credited to Buyer).

          g. A certificate duly executed by Seller under penalty of perjury certifying that Seller is not a "foreign person" in accordance with and for the purpose of provisions of '1445 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, together with California Form 590.

          h. Such funds as may be necessary to comply with Seller's obligation hereunder regarding prorations, costs, expenses, assignment of security deposits, and removal of liens or encumbrances, and payment of taxes and assessments, or Seller's authorization to Escrow Holder to use the cash portion of the Purchase Price to comply with such of Seller's obligations.

     12.2 Buyer's Deliveries. At least one (1) business day prior to the Closing Date, Buyer shall deliver to Escrow Holder the following documents, fully executed and acknowledged where appropriate, and such other funds and items as follows:

          a.   A counterpart of the Assignment of Leases;

          b.   A counterpart of the Assignment of Service Contracts;

          c. A Preliminary Change of Ownership Statement in form suitable for filing with the Los Angeles County Tax
Collector; and

          d. Immediately available funds in the amount of the balance of the cash portion of the Purchase Price.

     12.3 Escrow Holder's Deliveries. On the Close of Escrow, subject to Escrow Holder having received the documents and monies required to be deposited into Escrow pursuant to this Agreement and Escrow having received no written notice by a party that a condition precedent to its obligation to close has not been satisfied, Escrow shall do each of the following:

          a. Duly record the Grant Deed and arrange for the delivery to the parties conformed copies thereof as soon as available.

          b. Deliver to Buyer originals of the Bill of Sale, Assignment of Leases, Assignment of Service Contracts, the Leases
(and all amendment thereto) and the items specified in Paragraph
12.1(f).

          c. Deliver the Assignment of Leases, Assignment of Service Contracts, and the Purchase Price to Seller.

          d.   Cause the Title Company to deliver the Title
Policy to Buyer.

13.  Prorations, Costs.

     13.1 Prorations. Monthly rent paid by the tenants under the Leases (including, but not limited to, fixed monthly rentals, additional rents, escalations, operating expense pass-throughs and other sums and charges payable by the tenants under the Leases), non-delinquent real property taxes, and other revenues, income and receivables, and all items of costs and expenses with respect to the Property (excluding any costs or expenses relating to services, utilities or contracts which are to be terminated at Closing or which are directly payable by tenants under the Leases), shall be prorated as of the Close of Escrow. The unapplied portion of any security deposits under the Leases shall be credited at the Close of Escrow against Buyer's obligation to deliver the cash portion of the Purchase Price. Seller reserves all claims and causes of action against tenants and others who are in arrears, and Buyer shall promptly remit to Seller any arrearages upon receipt thereof provided that all current obligations of such tenant have been paid. Additionally, with respect to any property tax appeal or reassessment filed by Seller for tax years (or portions thereof) prior to the Close of Escrow, Seller shall be entitled to the full amount of any refund or rebate resulting therefrom (less any credits owning to the tenants under the Lease in connection with such refund or rebate). Any items to be prorated that is not determined or determinable at the Closing shall be promptly adjusted by Buyer and Seller by appropriate cash payment outside of Escrow when the amount due is determined. Either party shall be entitled to request such an adjustment, by written demand on the other party, at any time within two (2) months after the Closing Date.

     13.2 Costs. Each party shall pay all attorneys' fees, accounting fees, and other expenses incurred by it in connection with the transactions contemplated hereby. Seller shall pay:
(i) the CLTA portion of the premium for the Title Policy, (ii) one-half (2) of all escrow fees, and (iii) all recording fees and documentary transfer taxes. Buyer shall pay: (a) one-half (2) of all escrow fees, (b) the ALTA portion of the premium for the Title Policy and the premiums and costs for any endorsements or extended coverages obtained by Buyer in connection with the title policy; and (c) the premiums for the lender's policy, if any.
All other closing costs shall be apportioned in the manner customary in the county where the Property is located.

     13.3 Cancellation Fees.  Notwithstanding the foregoing
Paragraph 13.2, in the event of a default by Seller or Buyer hereunder, all cancellation fees and other Escrow charges shall be borne by the defaulting party.

14.  Conditions Precedent.

     14.1 The obligation of Buyer to consummate the conveyance of the Property hereunder is subject to the satisfaction of each of the following conditions precedent:

          a. The representations and warranties of Seller contained in Articles 7 and 8 shall be true on and as of the Close of Escrow as if the same were made on and as of that date.

          b. Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or on the Close of Escrow.

          c. There shall not have been filed by or against Seller at any time prior to or on the Close of Escrow any bankruptcy, reorganization or arrangement petition.

          d. Buyer's timely approval or deemed approval of all matters and items referred to in Article 9.

     14.2 The obligation of Seller to consummate the conveyance of the Property hereunder is subject to the satisfaction of each of the following conditions precedent:

          a. The representations and warranties of Buyer contained in Articles 6 and 8 shall be true on and as of the Close of Escrow as if the same were made on and as of that date.

          b. Buyer shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Close of Escrow.

          c. There shall not have been filed by or against Buyer at any time prior to the Close of Escrow any bankruptcy, reorganization or arrangement petition.

15. Cooperation Regarding Tax-Deferred Exchange. Although this Agreement is not conditioned upon the consummation of a concurrent or delayed exchange in accordance with Section 1031 of the Internal Revenue Code of 1986, Buyer acknowledges that Seller may desire to utilize all or a portion of the Purchase Price paid by Buyer for the Property in this Escrow in connection with such an exchange. Seller shall have the right, without the need of any further approval or consent of Buyer at all times during the term of the Escrow and prior to the Close of Escrow, to convey all or a portion of the Property and assign and delegate Seller's corresponding rights and obligations under this Agreement to an intermediary party designated by Seller for the purpose of effecting such an exchange. Upon the assumption by such intermediary party of such obligations, Seller shall be released and relieved of all further obligations and liabilities pursuant to this Agreement, provided that Seller shall remain liable for all the representations, warranties and indemnities of Seller as set forth in this Agreement. Seller hereby indemnifies Buyer and holds Buyer harmless from and against all loss, cost, damage, liability and expense (including without limitation reasonable attorneys' fees and costs) arising out of or incurred in connection with Buyer's cooperation with Seller pursuant to this
Article 15. Seller acknowledges and agrees that Buyer shall cooperate with Seller as provided above as an accommodation to Seller only, and Buyer makes no representations or warranties of any kind regarding whether the consummation of this Agreement or any other escrow of Seller shall result in any tax benefit to Seller or shall qualify as a tax-deferred exchange under Section 1031 of the Internal Revenue Code of 1986. Seller's failure to close any other escrow in connection with such an exchange shall have no effect upon or interfere with the Closing of this Close of Escrow pursuant to this Agreement. Seller shall pay for Buyer=s reasonable attorneys= fees and costs in connection with Buyer=s review of such exchange documentation. Additionally, Buyer shall not be required to take title to any other property in connection with such exchange and the Closing shall not be delayed.

16.  Casualty; Condemnation.

     16.1 Partial Damage. In the event of the occurrence of any casualty to the Property prior to the Close of Escrow which shall cost One Hundred Thousand Dollars ($100,000) or less to repair (as determined by an independent contractor selected by Seller and reasonably approved by Buyer), the obligations of the parties hereunder shall be unaffected and the parties shall proceed to closing without reduction of the Purchase Price. In such case, Seller shall credit to Buyer the reasonable cost of such repair.

     16.2 Material Damage or Condemnation. In the event of the occurrence of any of the following prior to the Close of Escrow:
(i) the commencement of any eminent domain or condemnation proceedings with respect to any portion of the Property, or (ii) any casualty which shall cost in excess of One Hundred Thousand Dollars ($100,000) to repair, Buyer may terminate this Agreement on written notice to Seller given prior to the Close of Escrow in which case Buyer shall be responsible for any escrow costs and cancellation fees. If Buyer does not terminate this Agreement in a timely manner pursuant to this Paragraph 16.2, then the parties shall proceed to the Close of Escrow without any reduction of the Purchase Price or other change in terms and Seller shall assign to Buyer at closing all insurance or condemnation proceeds.

17. Liquidated Damages. IF BUYER SHOULD DEFAULT OR BREACH ITS OBLIGATIONS UNDER THIS AGREEMENT, SELLER SHALL BE ENTITLED TO RECEIVE AND RETAIN, AS LIQUIDATED DAMAGES, THE DEPOSIT OF TWO HUNDRED THOUSAND DOLLARS ($200,000). THE PARTIES ACKNOWLEDGE THAT SAID SUM IS FAIR AND REASONABLE IN LIGHT OF ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE PARTIES' ESTIMATION OF THE POSSIBLE RANGE OF DAMAGES TO SELLER IN THE EVENT OF SUCH A DEFAULT OR BREACH BY BUYER, THE PARTIES HERETO HEREBY AGREEING THAT THE DAMAGES TO SELLER IN THE EVENT OF BUYER'S DEFAULT OR BREACH WOULD BE IMPOSSIBLE TO ACCURATELY DETERMINE AND THAT PROOF OF THE AMOUNT OF SUCH DAMAGES WOULD BE COSTLY AND INCONVENIENT. SUCH LIQUIDATED DAMAGES SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY FOR BUYER'S DEFAULT OR BREACH AND BUYER SHALL HAVE NO OTHER OR FURTHER OBLIGATION OR LIABILITY UNDER THIS AGREEMENT TO SELLER ON ACCOUNT OF SUCH DEFAULT OR BREACH. SELLER AND BUYER HEREBY AGREE, AND SO INSTRUCT ESCROW HOLDER. BY INITIALING THIS PROVISION IN THE SPACE BELOW, SELLER AND BUYER EACH SPECIFICALLY AFFIRM THEIR RESPECTIVE AGREEMENTS CONTAINED IN THIS ARTICLE 17.

BUYER'S INITIALS: /s/ RSZ     SELLER'S INITIALS:/s/RMP

18. Notices. Any notice, demand or document which any party is required or may desire to give, deliver or make to any other party shall be in writing, and may be personally delivered or given or made by United States registered or certified mail, return receipt requested, by overnight delivery service (e.g., Federal Express), or by facsimile transmission addressed as follows:

          To Seller:     c/o Mr. Scott Dew
                         Rubin-Pachulski Properties, Inc.
                         10351 Santa Monica Blvd., Suite 410
                         Los Angeles, CA 90025

          With copy to:  David C. Klein, Esq.
                         1875 Century Park East, Suite 700
                         Los Angeles, CA 90067
                         Fax No. (310) 788-2738

          To Buyer:      Arden Realty Limited Partnership
                         9100 Wilshire Blvd., #700E
                         Beverly Hills, CA 90212
                         Fax No. (310) 274-6218

          With copy to:  Ken Blumer
                         Troy & Gould
                         1801 Century Park East, 16th Flr.
                         Los Angeles, CA 90067
                         Fax No. (310) 201-4746

Any party may designate a different address for itself by notice similarly given. Any notice, demand or document so given, deliv ered or made by United States mail shall be deemed to have been given seventy-two (72) hours after the same is deposited in the United States mail as registered or certified matter, addressed as above provided, with postage thereon fully prepaid. Any notice, demand or document delivered by overnight delivery service shall be deemed complete upon actual delivery or attempted delivery, provided such attempted delivery is made on a business day. Any such notice, demand or document not given by registered or certified mail or by overnight delivery service as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given or delivered. Any notice given by facsimile shall be deemed delivered upon confirmed transmission by the sender.

19. Further Assurances. Seller and Buyer agree that at any time or from time to time after the execution of this Agreement and whether before or after the closing they shall, upon request of each other, execute and deliver such further documents and do such further acts and things as such party may reasonably request in order to fully effect the purpose of this Agreement.

20.  Indemnification.

     20.1 Buyer's Indemnification. Buyer hereby saves, indemnifies, defends and holds harmless Seller and its successors and assigns from and against any and all loss, cost, damage, liability and expenses (including without limitation attorneys' fees and costs) resulting from or arising out of any failure or breach of any of Buyer's warranties, representations, covenants, agreements or obligations set forth in this Agreement or arising with respect to the Property from and after the Close of Escrow. Seller shall notify Buyer of any such claim within ten (10) days after Seller has notice of such claim, but failure to notify Buyer shall in no case prejudice the rights of Seller under this Agreement unless Buyer shall be prejudiced by such failure and then only to the extent of such prejudice. Buyer shall have the right to defend such claim with counsel of its own choice, subject to the reasonable written approval of such counsel by Seller. Should Buyer fail to discharge or undertake to defend Seller against such claim upon learning of the same, then Seller may settle such claim and Buyer's liability to Seller shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by Seller in effecting such settlement.

     20.2 Seller's Indemnity. Seller hereby saves, indemnifies, defends and holds harmless Buyer and its successors and assigns from and against any and all loss, cost, damage, liability and expenses (including without limitation attorneys' fees and costs) resulting from or arising out of any failure or breach of any of Seller's warranties, representations, covenants, agreements or obligations set forth in this Agreement. Buyer shall notify Seller of any such claim within ten (10) days after Buyer has notice of such claim, but failure to notify Seller shall in no case prejudice the rights of Buyer under this Agreement unless Seller shall be prejudiced by such failure and then only to the extent of such prejudice. Seller shall have the right to defend such claim with counsel of its own choice, subject to the reasonable written approval of such counsel by Buyer. Should Seller fail to discharge or undertake to defend Buyer against such claim upon learning of the same, then Buyer may settle such claim and Seller's liability to Buyer shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by Buyer in effecting such settlement.

21. Attorneys' Fees. In the event of any action for breach of, to enforce the provisions of, or otherwise involving this Agreement, the court in such action shall award a reasonable sum as attorneys' fees to the party who, in the light of the issues litigated and the court's decision on those issues, was more successful in the action. The more successful party need not be the party who recovers a judgment in the action. If a party voluntarily dismisses an action, a reasonable sum as attorneys' fees shall be awarded to the other party.

22.  Miscellaneous Provisions.

     22.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, oral or written, express or implied, and all understandings, negotiations or discussions of the parties, whether oral or written, and there are no warranties, representations or agreements between the parties in connection with the subject matter hereof except as are set forth herein.

     22.2 Partial Invalidity. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remainder of such provision or any other provisions hereof.

     22.3 No Waiver of Breach. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

     22.4 Amendments. This Agreement may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same shall be in writing and signed by or on behalf of the party to be charged therewith.

     22.5 Waiver of Conditions. Either party may, at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such party. No waiver shall reduce the rights and remedies of such party by reason of any breach of the other party.

     22.6 Successors and Assigns.  Subject to the provisions of
Section 22.20 below, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns.

     22.7 Survival. Except as specifically provided to the contrary in this Agreement, each and every agreement, obligation, warranty, representation, covenant and indemnification of Seller and Buyer contained herein shall survive the closing hereunder and the transfer and conveyance of the Property and any and all performances hereunder.

     22.8 Time.  Time is of the essence of this Agreement

     22.9 Remedies. Except as otherwise specifically provided herein, no remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

     22.10 Meaning of Certain Words. Wherever appropriate in this Agreement, the singular shall be deemed to refer to the plural and the plural to the singular, and pronouns of certain genders shall be deemed to include either or both of the other genders.

     22.11 California Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

     22.12 Headings and Labels. All article and paragraph titles or captions are for convenience only and shall not be deemed a part of this Agreement.

     22.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which when taken together shall constitute one and the same instrument.

     22.14 Exhibits. All of the Exhibits attached to this Agreement are incorporated herein as if set forth in full.

     Exhibit A Legal Description
     Exhibit B Personal Property
     Exhibit C Schedule of Leases
     Exhibit D Schedule of Service Contracts
     Exhibit E Tenant Estoppel
     Exhibit F Bill of Sale
     Exhibit G Assignment and Assumption of Leases
     Exhibit H Assignment of Service Contracts, Intangibles,
                  Warranties and Guarantees
     Exhibit I Audit Letter

     22.15 Construction. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.

     22.16 Performance. If the date on which Buyer or Seller is required to take any action under the terms of this Agreement occurs on a Saturday, Sunday, or Federal or State Holiday, then the action shall be taken on the next succeeding business day.

     22.17 No Third Party Beneficiaries. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     22.18 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     22.19 Limitation of Liability of Buyer and Seller. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Buyer or Seller have any liability for speculative, special, consequential, punitive, or any other damages than actual damages under any provision of this Agreement.

     22.20 Assignment. Buyer shall neither assign its rights nor delegate its obligations hereunder unless (i) Buyer is the general partner, member or controlling shareholder of such assignee or assignee is an affiliate of Buyer; and (ii) such assignee expressly agrees in writing to assume and be bound by all of the duties, obligations, releases, waivers and liabilities hereunder. In no event shall any such assignment relieve Buyer from its obligations hereunder or delay the Close of Escrow.

     22.21 Audit Rights. At Buyer=s request at any time from and after the date hereof until the date that is one (1) year after the Closing, Seller shall, at Buyer=s expense, provide to Buyer=s designated independent auditor access to the books and records of the Property, regarding the period for which Buyer is required to have audited financial statements prepared with respect to the Property as may be required by the Securities and Exchange Commission, to the extent that such books, records and related information are in Seller=s possession or control and relate to the period during which Seller held title to the Property. Further, Seller agrees to provide to such auditor a representation letter regarding the books and records of the Property, in substantially the form of Exhibit AI@ attached hereto, in connection with the normal course of auditing the Property in accordance with generally accepted auditing standards.

     IN WITNESS WHEREOF, the parties have executed this Agreement of Purchase and Sale of Property and Escrow Instructions on the dates and at the places set forth opposite their signatures below.

"SELLER"

South Spalding Associates, L.L.C.       Executed this 12th day of
a Delaware limited liability company    August, 1997.

By:  RPP VIII, L.P.
     a California Limited Partnership

     By:  Rubin-Pachulski Properties, Inc.,
          a California corporation

          By: /s/ Richard Pachulski
               Richard Pachulski, Secretary

"BUYER"

ARDEN REALTY Limited Partnership   Executed this 7th day of
a Maryland limited partnership     August, 1997.

By: Arden Realty, Inc., a
       Maryland Corporation

     By:  /s/ Richard S. Ziman

     Its: CEO



ACKNOWLEDGED AND ACCEPTED THIS ___ DAY OF ____________, 1997.

COMMERCE ESCROW COMPANY

By:

Its: